UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2022

Opendoor Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39253	30-1318214
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

410 N. Scottsdale Road, Suite 1600
Tempe, AZ	85281
(Address of principal executive offices)	(Zip Code)

(480) 618-6760

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	OPEN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 1, 2022, Opendoor Technologies Inc. (the “Company”) appointed Carrie Wheeler as the Chief Executive Officer of the Company effective as of December 1, 2022 replacing Eric Wu who resigned from his position as the Chief Executive Officer to be appointed as the Company’s President, Marketplace effective as of December 1, 2022. In addition, on December 1, 2022, Ms. Wheeler was also appointed to the Board of Directors of the Company (the “Board”), effective December 1, 2022, as a Class III director standing for election at the 2023 annual meeting of the Company’s stockholders.

Ms. Wheeler, age 51, has served as the Company’s Chief Financial Officer since December 2020. Ms. Wheeler also served as Opendoor Labs Inc.’s Chief Financial Officer since September 2020 and previously served as a member of Opendoor Labs Inc.’s board of directors from October 2019 to September 2020. From 1996 to 2017, Ms. Wheeler was with TPG Global, a global private equity firm, including as a Partner and Head of Consumer / Retail Investing. Ms. Wheeler currently serves on the board of directors and on the audit and compensation committees of APi Group Corporation. She has previously served on a number of other corporate boards, including Dollar Tree, Neiman Marcus Group, Inc. and Petco Animal Supplies, Inc. Ms. Wheeler holds a Bachelor of Commerce from Queen’s University.

In connection with her appointment as Chief Executive Officer, Ms. Wheeler and the Company entered into an amendment, dated December 1, 2022, to Ms. Wheeler’s existing offer letter agreement (the “Wheeler Amendment”). Pursuant to the Wheeler Amendment, Ms. Wheeler is entitled to an annual base salary of $750,000 and is eligible to participate in an annual cash incentive program established by the Compensation Committee of the Board, with a target bonus amount of $250,000 and a guaranteed bonus of $250,000 for 2023. In addition, the Wheeler Amendment provides that Ms. Wheeler will be granted an award of restricted stock units (“RSUs”) covering a number of shares of the Company’s common stock, par value $0.0001 (“Common Stock”) equal to $25,000,000 divided by (i) the average closing price per share of the Common Stock over the 20 trading day period commencing with the trading day that is ten days preceding December 1, 2022 or (ii) $1.65, if greater than the amount in clause (i) or (iii) $2.00, if less than the amount in clause (i). The RSUs will vest quarterly over a four-year period commencing on December 1, 2022 subject to Ms. Wheeler’s continued employment with the Company on each such vesting date. The Wheeler Amendment further provides that, if the Company terminates Ms. Wheeler’s employment without Cause or if Ms. Wheeler resigns for Good Reason (as each term is defined in her offer letter agreement), subject to her execution of a release of claims, she will be entitled to cash severance equal to one times her annual base salary plus target bonus, 12 months of health benefits continuation, and 12 months accelerated vesting of her outstanding time-based equity awards. Finally, the Wheeler Amendment provides that Ms. Wheeler will no longer serve on the Board if she is no longer Chief Executive Officer of the Company.

In connection with his resignation as Chief Executive Officer and appointment as President, Marketplace, Mr. Wu and the Company entered into an amendment, dated December 1, 2022, to Mr. Wu’s continued employment letter agreement (the “Wu Amendment”). Pursuant to the Wu Amendment, Mr. Wu agreed to forfeit the remaining unvested portion of: (i) his outstanding restricted stock units granted on December 17, 2020 that were subject to performance-based vesting (based upon the achievement of predetermined share price milestones) and (ii) his outstanding restricted stock units granted on March 30, 2021 that were subject to time-based vesting. The Wu Amendment also provides that Mr. Wu shall be eligible for any severance program adopted by the Company for its employees and executive officers, and, should he experience a qualifying termination of employment under such program, any severance payments and benefits payable to him under such program will be at a level consistent with (and no less favorable than) the severance payments and benefits provided to executive officers at the same level in the organization. Finally, the Wu Amendment provides that Mr. Wu will no longer serve on the Board if he is no longer President, Marketplace of the Company.

On December 1, 2022, in connection with Ms. Wheeler’s appointment as Chief Executive Officer, the Board appointed Christy Schwartz, age 44, as the Company’s interim Chief Financial Officer. Ms. Schwartz has served as the Company’s Chief Accounting Officer since March 2021. Prior to that, she served as the Company’s Vice President, Corporate Controller from August 2016 to March 2021. Ms. Schwartz holds a Masters of Science in Accounting from the University of Virginia and a Bachelors of Science in Business Administration from the University of California, Berkeley.

Neither Ms. Wheeler nor Ms. Schwartz have any family relationships with any of the Company’s directors or executive officers. Ms. Schwartz is not party to any transactions of the type listed in Item 404(a) of Regulation S-K and has not entered into any agreements with the Company in connection with her appointment as interim Chief Financial Officer.

On December 1, 2022, Andrew Low Ah Kee, the Company’s President, informed the Company he was resigning from his position as President effective immediately, but that he would remain as an advisor to the Company through the first quarter of 2023.

The foregoing description of the material terms of the Wheeler Amendment and Wu Amendment are qualified in their entirety by reference to the full text of such agreements, which will be filed as exhibits to our Annual Report on Form 10-K for the year ended December 31, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Opendoor Technologies Inc.

Date: December 1, 2022	By:	/s/ Carrie Wheeler
Carrie Wheeler
Chief Executive Officer